                                                                   EXHIBIT 10.24


                                DATED                1999






                      ABACUS DIRECT INTERNATIONAL, INC. (1)

                                     - AND -

                    VNU BUSINESS INFORMATION EUROPE B.V. (2)






                       ----------------------------------

                             JOINT VENTURE AGREEMENT

                       ----------------------------------

                                                                                CONTENTS
1.                   Definitions and Interpretation
2.                   Scope of Agreement
3.                   Formation of the Company and the Subsidiaries
4.                   Key Issues, Fundamental Issues and Deadlock Provisions
5.                   Representations and Warranties of Claritas
6.                   Representations and Warranties of Abacus
7.                   Indemnity
8.                   Competition
9.                   Financial Management of the Group
10.                  Dividends and Distribution of Profits
11.                  Rights to Transfer Interests in the Company
12.                  Termination
13.                  Notices
14.                  Miscellaneous
15.                  Arbitration

                                                                                SCHEDULES

Schedule 1 Part 1:   Claritas Proprietary Data

Schedule 1 Part 2:   The Transactional Database


Schedule 2:          The Trade Marks

                                                                                APPENDICES

Appendix 1:          Articles of Association of the Company
Appendix 2:          Abacus Licence
Appendix 3:          Claritas Service Agreement
Appendix 4:          Abacus Service Agreement
Appendix 5:          Claritas Loan Agreement
Appendix 6:          Abacus Loan Agreement
Appendix 7:          Alliance Agreement
Appendix 8:          Alliance Terms and Conditions
Appendix 9:          Business Plan

THIS AGREEMENT is dated the               day of                     1999

BETWEEN:

1. ABACUS DIRECT INTERNATIONAL, INC. a company incorporated under the laws of Delaware in the United States of America and whose principal place of business is at 8774 Yates Drive, Westminster, Colorado 80030 USA (hereinafter referred to as "Abacus"); and

2. VNU BUSINESS INFORMATION EUROPE B.V. a company incorporated with limited liability under the laws of the Netherlands and whose principal place of business is at Ceylonpoort 5-25, Postbus 4028, 2003 EA, Haarlem, Amsterdam, the Netherlands (hereinafter referred to as "Claritas");

         (Abacus and Claritas being collectively referred to as the "Shareholders").

WHEREAS:

Claritas and Abacus wish amongst other things to form the Company together in time with the Subsidiaries in order to carry out the Business within the Territory, subject to the terms and conditions of this Agreement and the Schedules and Appendices attached hereto.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.     DEFINITIONS AND INTERPRETATION

       Definitions

1.1 In this Agreement, which term shall be construed as including the Recital, the Schedules and Appendices attached hereto, the following expressions shall, except where the context otherwise requires, have the meanings respectively ascribed thereto:

       "ABACUS ALLIANCE"                      means the co-operative arrangement
                                              developed and operated by Abacus
                                              US through which direct marketers
                                              contribute customer purchasing
                                              histories in exchange for access
                                              to the products and services of
                                              Abacus US;

       "ABACUS DATABASE"                      means the proprietary database of
                                              Abacus US comprised of data
                                              contributed by the Abacus Alliance
                                              members;

       "ABACUS DIRECT TRADE MARK"             means that trade mark further
                                              particulars of which are set out
                                              in Part 1 of Schedule 2;

       "ABACUS LICENCE"                       means that licence agreement for
                                              the Trade Marks and in particular
                                              for the Abacus Direct Trade Mark
                                              in the form or substantially in
                                              the form of Appendix 2, the Abacus
                                              Licence to be completed on or
                                              shortly after the Effective Date
                                              along with the other Associated
                                              Agreements;

       "ABACUS PROPRIETARY PRODUCTS"          means the proprietary data and
                                              services of Abacus or its
                                              Affiliates (the 'Abacus
                                              Proprietary Data') including any
                                              updates, improvements and other
                                              such modifications as are made
                                              available by Abacus from time to
                                              time licensed to the Company and
                                              the Subsidiaries in accordance
                                              with the Abacus Service Agreement
                                              and the Abacus Licence and used in
                                              each Transactional Database;

       "ABACUS US"                            means Abacus Direct Corporation, a
                                              Delaware Corp.;

       "AFFILIATE"                            means a company directly
                                              affiliated with either Claritas or
                                              Abacus where either party is
                                              beneficial owner of shares (or
                                              their equivalent) controlling
                                              greater than fifty per centum
                                              (50.00%) of votes exercisable at a
                                              general meeting (or its
                                              equivalent) of such company. The
                                              Company shall never for the
                                              purposes of this definition
                                              constitute an Affiliate under the
                                              terms and conditions of this
                                              Agreement;

       "ALLIANCE AGREEMENT"                   means that agreement to be entered
                                              into between an End-User and a
                                              Subsidiary for the purpose of the
                                              End-User placing its data in a
                                              Transactional Database, such
                                              agreement to be in the form or
                                              substantially in the form of
                                              Appendix 7;

       "ALLIANCE TERMS AND CONDITIONS"        means those terms and conditions
                                              to be entered into between an
                                              End-User and a Subsidiary for the
                                              licence by the End-User of certain
                                              data extracted from a
                                              Transactional Database, such
                                              licence to be in the form or
                                              substantially in the form of
                                              Appendix 8;

       "APPENDIX"                             has the meaning given to it in
                                              Clause 1.4 below;

       "ARTICLES OF ASSOCIATION"              means the articles of association
                                              of the Company in the form or
                                              substantially in the form set out
                                              at Appendix 1;

       "ASSOCIATED AGREEMENTS"                means the Loan Agreements, the
                                              Service Agreements, and the Abacus
                                              Licence;

       "BUSINESS"                             means the business of the Company
                                              and the Subsidiaries as further
                                              set out in Clause 2.2 below;

       "BUSINESS DAYS"                        means a day other than a Saturday
                                              or a Sunday on which banks in the
                                              City of London are open for all
                                              normal business;

       "BUSINESS PLAN"                        means the business plan of the
                                              Company and the Subsidiaries in
                                              the form or substantially in the
                                              form of Appendix 9;

       "CLARITAS PROPRIETARY PRODUCTS"        means, inter alia, that
                                              proprietary data of Claritas or
                                              its Affiliates (the 'Claritas
                                              Proprietary Data') as further
                                              described in Schedule 1 Part 1
                                              (and including any updates,
                                              improvements and other such
                                              modifications as are made
                                              available by Claritas from time to
                                              time) together with other
                                              proprietary products of Claritas
                                              licensed to the Company and the
                                              Subsidiaries in accordance with
                                              the Claritas Service Agreement and
                                              used in each Transactional
                                              Database;

       "COMPANY"                              means that company to be
                                              incorporated by the Shareholders
                                              pursuant to the terms of this
                                              Agreement and in particular Clause
                                              3 below and which will be the
                                              parent company of the Subsidiaries
                                              throughout the Territory;

       "COMPANY BOARD"                        means the board of directors of
                                              the Company validly constituted in
                                              accordance with Clause 3.7 below;

       "COMPANY MANAGING DIRECTOR"            means the managing director of the
                                              Company validly appointed in
                                              accordance with Clause 3.8 below;

       "EFFECTIVE DATE"                       means 9th October 1998;

       "END-USER"                             means a client of a Subsidiary
                                              that provides its proprietary data
                                              to a Subsidiary for the purpose of
                                              inclusion in a Transactional
                                              Database in accordance with an
                                              Alliance Agreement and which
                                              subsequently licences data from a
                                              Transactional Database in
                                              accordance with the Alliance Terms
                                              and Conditions;

       "EURO"                                 means the proposed currency of the
                                              European Union member states
                                              (excluding the United Kingdom,
                                              Sweden, Denmark and Greece) which
                                              shall be adopted as legal currency
                                              by those member states on 1
                                              January 1999;

       "GUILDERS"                             means the legal currency of the
                                              Netherlands;

       "LAWS"                                 means the laws of the Netherlands;

       "LOAN AGREEMENTS"                      means the loan agreements to be
                                              completed on or shortly after the
                                              Effective Date by each of Claritas
                                              and Abacus in the form or
                                              substantially in the form of
                                              Appendix 5 and 6 respectively;

       "POUNDS"                               means the legal currency of the
                                              United Kingdom;

       "SCHEDULE"                             has the meaning given to it in
                                              Clause 1.3 below;

       "SERVICE AGREEMENTS"                   means those service agreements to
                                              be signed on or shortly after the
                                              Effective Date by each of Claritas
                                              and Abacus in the form or
                                              substantially in the form of
                                              Appendix 3 and 4 respectively;

       "SUBSIDIARIES"                         means those wholly owned
                                              subsidiaries of the Company which
                                              shall be established throughout
                                              the Territory from time to time in
                                              accordance with the terms and
                                              conditions of this Agreement and
                                              "Subsidiary" shall be construed
                                              accordingly;

       "SUBSIDIARY BOARD"                     means the board of the Subsidiary
                                              validly constituted in accordance
                                              with Clause 3.10 below;

       "SUBSIDIARY MANAGING DIRECTOR"         means the managing director of the
                                              Subsidiary validly appointed in
                                              accordance with Clause 3.11 below;

       "TERRITORY"                            means Switzerland, Poland, the
                                              Czech Republic, Hungary and the
                                              European Economic Area and such
                                              other country or territory as the
                                              Shareholders may from time to time
                                              agree in writing;

       "TRADE MARKS"                          means as at the date of this
                                              Agreement, those trade marks
                                              detailed at Schedule 2, together
                                              with such other trade marks as are
                                              considered appropriate and
                                              available for application and
                                              registration by Abacus from time
                                              to time throughout the Territory
                                              for the term of this Agreement and
                                              in accordance with the Abacus
                                              Licence; and

       "TRANSACTIONAL DATABASE(s)"            means a transactional database
                                              compiled from data of End Users
                                              together with the Claritas
                                              Proprietary Products and the
                                              Abacus Proprietary Products drawn
                                              from a country or region within
                                              the Territory which shall be
                                              created, maintained and owned by
                                              each relevant Subsidiary, further
                                              details of the scope of such
                                              Transactional Database being set
                                              forth in Schedule 1 Part 2.

1.2      Interpretation

         1.2.1 Unless the context otherwise requires, reference herein to any clauses and sub-clauses shall be to the Clauses and Sub-Clauses of this Agreement.

         1.2.2 In the event of any inconsistency between the main body of this Agreement and any Schedule or Appendix, the provisions of the Agreement shall prevail. In the event of any inconsistency between the main body of the Schedules and the Appendices, the provisions of the Appendices shall prevail.

         1.2.3 The titles of Clauses and Sub-Clauses in this Agreement are inserted for convenience of reference only and shall not be construed to effect the meaning thereof.

         1.2.4 References to singular shall include plural and vice-versa and reference to any gender shall include reference to all genders.

1.3      Schedules

         The following Schedules, which are attached hereto, are incorporated herein by reference:

         Schedule 1 Part 1: Claritas Proprietary Data
         Schedule 1 Part 2: Description of the Transactional Database

         Schedule 2: Part 1: Abacus Direct Trade Mark
         Schedule 2: Part 2: The Trade Marks

         Wherever in this Agreement reference is made to a Schedule, it is to the Schedule as attached hereto as the same may from time to time be amended, revised and/or substituted by the written agreement of the Shareholders.



1.4      Appendices

         The following Appendices, which are attached hereto, are incorporated herein by reference:

         Appendix 1: Articles of Association of the Company
         Appendix 2: ABACUS LICENCE
         Appendix 3: Service Agreement (Claritas)

         Appendix 4: Service Agreement (Abacus)
         Appendix 5: Loan Agreement (Claritas)
         Appendix 6: Loan Agreement (Abacus)
         Appendix 7: Alliance Agreement
         Appendix 8: Alliance Terms and Conditions
         Appendix 9: The Business Plan

Wherever in this Agreement reference is made to an Appendix, it is to the Appendix as attached hereto as the same may from time to time be amended, revised and/or substituted by the written agreement of the Shareholders.

2.       SCOPE OF AGREEMENT

2.1 The Shareholders have entered into this Agreement to provide for the incorporation of the Company and, in time, the Subsidiaries, for the purposes of carrying out the Business described in the Business Plan and as further set forth in Clause 2.2 below within the Territory and in respect of such matters the rights, liabilities and obligations of the Parties shall be governed by this Agreement. For the avoidance of doubt, the Company and in time the Subsidiaries shall not be engaged in activities involving the supply and delivery of Claritas Proprietary Data or the Abacus Proprietary Data on a stand-alone basis or in any manner other than as an enhancement to data which is proprietary to the Company and the Subsidiaries.

2.2 Without prejudice to the generality of Clause 2.1, the scope of this Agreement shall extend to:

         (a) the formation of the Company as a holding company for the Subsidiaries to be established throughout the Territory;

         (b) the formation of a Transactional Database(s) for each Subsidiary within the Territory;

         (c) a Transactional Database(s) relevant to a Subsidiary will be owned by each appropriate Subsidiary in accordance with Clause
                  3.5 below;

         (d) Claritas and its Affiliates shall provide services and license during the term of this Agreement to the Company and the Subsidiaries in accordance with the terms of the Claritas Service Agreement attached at Appendix 3 the Claritas Proprietary Products for inclusion in each Transactional Database. The amount of any royalties or fees for such licence and services shall be subject to agreement between the boards of the respective Shareholders unanimously;

         (e) Abacus and its Affiliates shall provide for use by the Business in the Territory those services to the Company and its Subsidiaries as further set forth in the Abacus Service Agreement attached at Appendix 4, and a licence to the Abacus Direct Trademark in accordance with the Abacus Licence. The Shareholders acknowledge that processing services for the Transactional Database(s) shall be provided in the United Kingdom;

         (f) the Abacus Trade Mark and the Trade Marks shall be owned by and licensed by Abacus US in accordance with Clause 3.5 below; and

         (g) the Shareholders shall induce the Company to complete as soon as reasonably practicable the formation of an English company as a Subsidiary (hereinafter referred to as the `UK Subsidiary') as the first such Subsidiary to operate the Business within the country of the United Kingdom within the Territory.

       The above together with the proposed business as set out in the Business Plan shall constitute the "Business" of the Company and the Subsidiaries for the purposes of this Agreement.

2.3 The Shareholders agree and acknowledge that the Territory may be extended by the written agreement of the Shareholders to include but not be limited to certain markets in Asia PROVIDED THAT neither Shareholder shall be prevented or delayed from entering such markets in Asia of its own accord and outside the terms and conditions of this Agreement. Upon agreement, such country shall become part of the Territory, unless otherwise agreed upon. Each of the Shareholders also agrees to exercise their interest in the Company to ensure that the Company complies with its obligations under the Abacus Licence, the Abacus Service Agreement and the Claritas Service Agreement.

2.4 This Agreement (together with the Recital, the Schedules and Appendices) represents the entire understanding of the Shareholders in relation to the matters dealt with herein as at the Effective Date. Any extension of the Business of the Company and the Subsidiaries and/or the scope of this Agreement will require the prior written agreement of the Shareholders.

3.       FORMATION OF THE COMPANY AND THE SUBSIDIARIES

3.1      FORMATION

         The Shareholders hereby agree to incorporate the Company in the Netherlands pursuant to the Laws, said Company to be called "Abacus Direct Europe B.V." to be established at Haarlem PROVIDED THAT a ministerial certificate of non-

         objection ("the Certificate") is issued for it by the Ministry of Justice in accordance with the Laws.

         If the Certificate is refused by the Ministry of Justice or the Certificate is not issued by the Ministry of Justice as a result of an objection to the contents of the Articles of Association the Shareholders will consult with each other immediately and in good faith agree to replace the rejected or contested provisions of the Articles of Association so that the replacement provisions deviate as little as possible, having regard to the nature and content of the provisions of this Agreement, from the original Articles of Association so that the Certificate can be issued.

3.2      Articles of Association

         The Articles of Association of the Company shall be in the form or substantially in the form of Appendix 1.

3.3      Ownership of the Company by the Shareholders

         3.3.1 The authorised share capital of the Company shall be two hundred thousand two hundred Guilders (NLG 200,200) divided into one thousand (1,000) class A shares of one hundred Guilders (NGL 100) each, and one thousand (1,000) class B shares of one hundred Guilders (NGL100) each and two (2) class C five per centum (5%) preference shares of one hundred Guilders (NGL 100) each.

         3.3.2 The issued share capital of the Company shall be forty thousand Guilders (NLG 40,000) consisting of two hundred (200) A shares and two hundred (200) B shares.

         3.3.3    The shares of the Company shall be held as follows:

                  o the class A shares shall be held by Claritas absolutely;

                  o the class B shares shall be held by Abacus absolutely; and

                  o the two class C shares shall be subject to two (2) options to purchase; one option to purchase one (1) class C share shall be exercisable at par by Claritas immediately preceding the sale by Claritas of its interest in the Company in accordance with the terms hereof and at the sole discretion of Claritas and one option to purchase one class C share shall be exercisable at par by Abacus at any time and at the sole discretion of Abacus.

         3.3.4 All profits, losses, capital and income contributions shall be made in accordance with the above percentages or as otherwise as required under this Agreement. The class C 5% preference shares shall, if issued, only be entitled to a yearly dividend equal and not exceeding the amount of five per centum (5.00%) of the nominal value of the respective shares(s), to the extent that the Company has a positive cashflow in that given year.

3.4      Application for Incorporation and Registration of the Company

         3.4.1 As soon as reasonably practicable after the Effective Date Claritas shall on behalf of the Shareholders incorporate and register the Company at the Chamber of Commerce in the Netherlands in accordance with the Laws. The civil law notary for the Company shall effect the incorporation of the Company on behalf of the Shareholders by notarial deed. Costs and expenses of incorporation of the Company shall be met by the Company. Prior to incorporation of the Company, the Company shall operate as a "company in formation" in accordance with the Laws.

         3.4.2 Upon formation of the Company the Shareholders shall each ensure and shall further ensure that the Company Managing Director shall ensure as soon as possible after incorporation that confirmation is given that all legal and other actions entered into by the Company as a "company in formation" are valid.

3.5 Ownership of the Transactional Databases, the Trade Marks, the Claritas Proprietary Products and the Abacus Proprietary Products

         3.5.1 Each Transactional Database(s) developed by and for the Subsidiaries throughout any country or region within the Territory shall be owned by such Subsidiary.

         3.5.2 The Trade Marks shall be licensed in accordance with the Abacus Licence.

         3.5.3 All other Trade Marks required for the purposes of the Business shall be applied for and shall be owned by Abacus US and shall be licensed in accordance with the Abacus Licence on an exclusive basis for use in the Territory by Abacus to the Company together with the right to sub-license to the Subsidiaries. Any costs incurred in this respect shall be borne equally by Abacus US and the Company. The Shareholders agree that on or before the Effective Date Abacus shall pursuant to the Abacus Licence apply for a European Community trade mark for "Abacus Direct" substantially similar to the Abacus Direct Trade Mark.

         3.5.4 Abacus acknowledges that the Claritas Proprietary Products are proprietary to Claritas and/or its Affiliates and shall be licensed by Claritas to the Company and the Subsidiaries in accordance with the terms of the Claritas Service Agreement. Abacus, the Company and the Subsidiaries undertake and warrant to return the Claritas Proprietary Products upon termination of this Agreement in accordance with Clause 11. On but subject to the provisions of termination contained in this Agreement, the Company Board, any Subsidiary Board which holds all or part of the Claritas Proprietary Products and the board of Abacus shall confirm in writing that they have returned the Claritas Proprietary Products and that each no longer holds any copies of the same, has ceased to use the same and has deleted the same within five (5) Business Days of such termination. At no time during the term of this Agreement will the Claritas Proprietary Products be licensed or otherwise sold directly to those clients or suppliers of Abacus detailed at Clause 8.6.

         3.5.5 Claritas acknowledges that the Abacus Proprietary Products and the Trade Marks are proprietary to Abacus and/or its Affiliates and shall be licensed by Abacus to the Company and the Subsidiaries in accordance with the terms of the Abacus Service Agreement and the Abacus Licence. Claritas, the Company and the Subsidiaries undertake and warrant to return the Abacus Proprietary Products upon termination of this Agreement in accordance with Clause 11. On but subject to the provisions of termination contained in this Agreement, the Company Board, any Subsidiary Board which holds all or part of the Abacus Proprietary Products and the board of Claritas shall confirm in writing that they have returned the Abacus Proprietary Products and that each no longer holds any copies of the same, has ceased to use the same and has deleted the same within five (5) Business Days of such termination. At no time during the term of this Agreement will the Abacus Proprietary Products be licensed or otherwise sold directly to those clients or suppliers of Claritas detailed at Clause 8.6.

3.6 Loans and Contributions to the Company and to the Subsidiaries by the Shareholders

         3.6.1 Each Shareholder or an Affiliate shall individually contribute eight hundred thousand Guilders (NGL 800,000) which sum shall each be paid by a Shareholder to the Company within ten (10) Business Days from the written notification by the civil law notary for the Company that the Company is able to conduct business. The said sums shall be referred to as the "Primary Capital" and shall be paid to the bank account of the Company as the Company in formation shall direct at that time by telegraphic transfer.

         3.6.2 Each Shareholder or an Affiliate of the Shareholder shall individually make available for loan to the UK Subsidiary the sum of six hundred and fifty thousand Pounds ((pound)650,000). The said sum shall be referred to as the "Primary Loan" and shall be paid to the bank account of the UK Subsidiary within ten (10) Business Days of receipt of a written request from the Subsidiary Managing Director PROVIDED THAT one representative of Abacus and/or Claritas present on the Company Board shall have approved in writing such request within five (5) Business Days from receipt of such request from the Subsidiary Managing Director the approval of such request not to be withheld if made in accordance with the Business Plan. Once approved, the Primary Loan shall be transferred to the bank account of the UK Subsidiary as the Subsidiary Board shall direct at that time by telegraphic transfer. The Primary Loan by Claritas to the UK Subsidiary shall be in the form or substantially in the form of the Loan Agreement attached at Appendix 6. The Primary Loan by Abacus to the UK Subsidiary shall be in the form or substantially in the form of the Loan Agreement attached at Appendix 7. Both Loan Agreements shall then be signed and/or executed on or shortly after the Effective Date. The Primary Loan shall be applied and used in accordance with the Business Plan.

         3.6.3 Subject to Clause 3.6.4 the Shareholders have sole discretion as to whether they wish to make further Primary Loans to other Subsidiaries on the same terms and conditions as set forth in the Loan Agreements as and when the same are incorporated throughout the Territory.

         3.6.4 Should the UK Subsidiary have been loaned the Primary Loan by each of the Shareholders (or an Affiliate as the case may be) and should a Subsidiary Managing Director request a further loan (said loan being referred to as the "Further Loan") and one of the Shareholders declines to loan that Subsidiary its portion of such Further Loan (being fifty per centum (50.00%) of the Further Loan stated in the request) the other Shareholder will be entitled to loan the entire Further Loan amount to the UK Subsidiary. The Further Loan shall be up to a maximum of four hundred thousand Pounds (L. 400,000) and such Further Loan shall be loaned to the UK Subsidiary subject to loan agreements to be entered into between the consenting Shareholder (or its Affiliate as the case may be) and the UK Subsidiary, such loan agreement to contain wording to the effect that such Further Loan shall be secured against the Subsidiary and its assets as a fixed and floating charge over the assets of such UK Subsidiary and registered with the appropriate authorities. No Shareholder will be under any obligation to grant any Further Loan to the UK Subsidiary.

         3.6.5 For the avoidance of doubt, any Further Loan made to a Subsidiary by a Shareholder shall not alter the share ownership of the Company as set forth in Clause 3.3 above.

3.7      The Company Board

         3.7.1 The Company Board will consist of six (6) representatives appointed as a director, three (3) representatives being nominated by each Shareholder after written notification to the other Shareholder.

         3.7.2    The Board shall be initially constituted as follows:

                  -        by Abacus:

                           1. M. Anthony White (the "Abacus Lead")
                           2. Daniel  C. Snyder
                           3. Carlos E. Sala

                           (together the `Abacus Representatives'); and

                  -        by Claritas:

                           1. J Schilder (the "Claritas Lead")
                           2. Mark Patron
                           3. Richard Halpenny

                           (together the `Claritas Representatives');

                           and individually referred to as a `Representative').

         3.7.3 A Shareholder may replace any of its Representatives by another individual at any time either on a permanent or on a temporary basis after due notification to the other Shareholder and each Shareholder agrees to vote in a manner to give effect to such replacement.

         3.7.4 Either the Claritas Lead or the Abacus Lead shall be appointed the Chairman of the Company from time to time. For the period commencing from the Effective Date until the year ending 31 December 1999 the Chairman shall be the Abacus Lead. For the next calendar year (being 1 January 2000 until 31 December
                  2000) the Chairman shall be the Claritas Lead. For each subsequent calendar year the Chairman shall be rotated between the Claritas Lead and the Abacus Lead. The Chairman shall not have a casting vote and any Deadlock (as detailed in Clause 4.below) of the Company Board shall be resolved in accordance with Clause 4. below.

         3.7.5 The Chairman's duties shall be advised to the Chairman by the Company Board in writing from time to time. The Company Board shall be responsible for setting the remuneration of the Company Managing Director.

         3.7.6 Any further or replacement appointment to the Company Board shall be carried out as soon as possible by the Shareholders upon the written request to the Shareholders. If the Chairman or a Representative of the Company Board is replaced or removed, the Shareholder which had jurisdiction to appoint the Chairman or such Representative during that particular calendar year shall appoint the Chairman's or such Representative's replacement.

         3.7.7 The Company shall be validly represented by one Representative from Abacus and one Representative from Claritas or by the Company Managing Director who has been given a proxy by one of each of the said Abacus and Claritas Representatives.

         3.7.8 Either Shareholder shall cause all directors nominated by them to resign from office forthwith upon the sale of all the shares in the Company owned by such Shareholder for whatever reason.

3.8      The Company Managing Director

         The first Company Managing Director shall be Chris Morris Thereafter appointment and removal of the Company Managing Director shall be in accordance with Clause 4.3.1 below. For the avoidance of doubt, the Company Managing Director shall at no time be a Representative of the Company Board.

3.9      Meetings of the Company Board

         The appropriate Shareholder shall bear the expenses for attendance of its Representatives at a Company Board meeting. Company Board meetings shall be held at least quarterly at the offices of the Company in Haarlem and at the offices of Abacus in New York on an alternate basis (or at such other place or at such other periodic times as the Company Board shall agree) to review the results of operations and performance against budgets provided for in Clause 8 and to discuss the Business of the Company and the Subsidiaries.

         At regular meetings scheduled by the Company Board the time and place of the next regular meeting shall be set. Any such schedule may be revised from time to time by the Company Board. Special Company Board meetings may be called at any time by a director. Notice needs to be given for regular meetings, but notice of the time, place and purpose of any special Company Board meeting shall be given in writing or orally (to be confirmed as soon as possible in writing) at least ten
         (10) Business Days prior to the date of any special meeting. Failure to give such timely notice may be waived before or after a meeting and shall be deemed waived by participation in a meeting. A director will be deemed to be present at a Company Board meeting if he is available on the telephone.

         In order to be voted upon, any matter requiring a vote of a director (unless otherwise waived by all of the directors of the Company Board) must appear on an agenda of any regular or special meeting thereof, which agenda shall have been submitted to each director of the Company Board in writing or by facsimile or other electronic transmission at least ten (10) Business Days prior to the date of any such meeting.

         At any regular or special meetings of the Company Board, the quorum of an equal number of Representatives nominated by each Shareholder consisting of at least two (2) Representatives nominated by each Shareholder (in person or by proxy) shall be required for the carrying out the day-to-day Business and the taking of any actions by or on behalf of the Company.

         All Company Board resolutions taken at a Board meeting shall require the affirmative vote of at least one representative nominated by each Shareholder and at least sixty seven per centum (67.00%) of the persons present at the Board meeting (in person or by telephone).

         Minutes shall be prepared in the English language and shall be regarded as true and correct if signed by the Company Managing Director and the company secretary of the Company. Minutes of the meeting shall be circulated to the Company Board within ten (10) Business Days of the meeting.

         The Company Board shall form as soon as reasonably practicable an audit committee (for accounting purposes) and a compensation committee (for human resource purposes). Such committees shall consist of an equal number of persons nominated by each of the Shareholders. Such committees shall advise the Company Board of any matters regarding its designated tasks.

3.10     The Subsidiary Board

         A Subsidiary Board will be represented (unless laws within the Territory pertinent to the Subsidiary dictate otherwise) as set forth in Clause 3.7 above, such that the provisions of Clause 3.7 shall apply mutatis mutandis to the Subsidiary Board as they do to the Company Board.

         The Subsidiary Board will at all times comply with the requirements of laws applicable to the local jurisdiction in which it was formed within the Territory.

3.11     The Subsidiary Managing Director

         The first Subsidiary Managing Director of the UK Subsidiary shall be Chris Morris. Appointment of all other Subsidiary Managing Directors shall be subject to clause 4.3 below. Subject to Clause 4.3 below, the day-to-day operations of each of the Subsidiaries shall be managed by a Subsidiary Managing Director. The Subsidiary Managing Director shall report to the Company Managing Director and shall have such specific powers, duties and responsibilities as are designated to him by the Company Managing Director. The Subsidiary Managing Director shall act in accordance with any business or operating plan or budgets approved by the Company Board and shall have no authority to take any action with respect to any of those matters set forth in Clause 4. below. The Subsidiary Managing Director or his designee shall attend Subsidiary Board meetings. In performance of his duties, the Subsidiary Managing Director's authority and responsibilities shall include, but not be limited to, the following:

         (a) the preparation and submission to the Subsidiary Board and the Company Board of the annual operating and cash and capital expenditure budgets and a three (3) year rolling budget and profit plan for the Subsidiary to be submitted not later than 15 November each year;

         (b)      the preparation of operating plans for the Subsidiary; and

         (c) keeping the Company and the Shareholders fully informed of the activities and operations of the Subsidiary through the preparation and submission of periodic reports, including the monthly operating statements described in Clause 9 below.

3.12     Meetings of the Subsidiary Board

         The appropriate Shareholder shall bear the expenses for attendance of its Representatives at a Subsidiary Board meeting. Subsidiary Board meetings shall be held at least quarterly at the principal offices of the Subsidiary (or at such other place or at such other periodic times as the Subsidiary Board shall agree) to review the results of operations and performance against budgets provided for in Clause 9 and to discuss general business matters of the Subsidiary.

         At regular meetings scheduled by the Subsidiary Board the time and place of the next regular meeting shall be set. Any such schedule may be revised from time to time by the Subsidiary Board. Special Subsidiary Board meetings may be called at any time by any director. Notice needs to be given for regular meetings, but notice of the time, place and purpose of any special meeting shall be given in writing or orally (to be confirmed as soon as possible in writing) at least ten
         (10) Business Days prior to the date of any special meeting. Failure to give such timely notice may be waived before or after a meeting and shall be deemed waived by participation in a meeting. A director will be deemed to be present at a Subsidiary Board meeting if he is available on the telephone.

         In order to be voted upon, any matter requiring a vote of a director (unless otherwise waived by all of the directors of the Subsidiary Board) must appear on an agenda of any regular or special meeting thereof, which agenda shall have been submitted to each director of the Subsidiary Board in writing or by facsimile or other electronic transmission at least ten (10) Business Days prior to the date of any such meeting.

         At any regular or special meetings of the Subsidiary Board, the quorum of an equal number of directors nominated by each Shareholder consisting of at least two (2) directors nominated by each Shareholder (in person or by proxy) shall be required for the carrying out of the day-to-day Business and taking of any actions by or on behalf of a Subsidiary .

         All Subsidiary Board resolutions, taken at a Subsidiary Board meeting shall require the affirmative vote of at least one representative nominated by each Shareholder and at least sixty seven per centum (67.00%) of the persons present at the Subsidiary Board meeting (in person or by telephone).

         Minutes shall be prepared in the English language and shall be regarded as true and correct if signed by the Subsidiary Managing Director and the company secretary of the Subsidiary. Minutes of the meeting shall be circulated to the Subsidiary Board within ten (10) Business Days of the meeting.

         The Subsidiary Board shall form as soon as reasonably practicable an audit committee (for accounting purposes) and a compensation committee (for human resource purposes). Such committees shall consist of an equal number of persons nominated by each of the Shareholders. Such committees shall advise the Subsidiary Board of any matters regarding its designated tasks.

4.       FUNDAMENTAL ISSUES AND DEADLOCK PROVISIONS

4.1 Fundamental Issues concerning the Company and the Subsidiaries which require unanimous approval by the Shareholders shall be an issue as set forth below:

         (a) a proposed material change in the strategy and general policies of the Company or a Subsidiary;

         (b) a proposal to adopt the budget of the Company or a Subsidiary (as defined in Clause 4.3.2 subject to the provisions of Clause 9);

         (c) a proposal to adopt the bi-annual profit and cash flow forecast of a Subsidiary or the Company if more than fifteen per centum (15.00%) below the annual budget;

         (d) a proposal for greater than ten per centum (10.00%) variance in the aggregate of costs and expenses over budgeted amounts on an annual basis with respect to a Subsidiary or the Company except for increased data production costs, sales commissions and/or cost of sales as a result of larger than budgeted volumes of data traded;

         (e) The proposed entry into any joint venture or partnership by a Subsidiary or the Company;

         (f) the proposed settlement of any action, suit or proceedings to which the Company or a Subsidiary is a party if such settlement involves the payment or receipt of more than the equivalent in local currencies of seventy five thousand Euros (Euro 75,000) or which relates to the Abacus Licence or the Claritas Proprietary Products, or the Abacus Proprietary Products or the start of any action, suit or proceedings to be initiated by the Company or a Subsidiary involving an amount in dispute of more than the equivalent in local currencies of seventy five thousand Euros (Euro 75,000);

         (g) the acquisition, sale or disposal of part or all of the stock or other securities of any corporation or other entity, or the acquisition, sale or disposal of assets with a fair market value in excess of one hundred thousand pounds
                  (L. 100,000) or the equivalent thereof in Euros or all or a portion of the assets of any corporation or other entity owned by the Company or a Subsidiary constituting ten per centum (10.00%) or more of the of the undertaking to be disposed;

         (h) the Company or a Subsidiary entering into loan agreements or credit arrangements incurring any indebtedness for borrowed money or pursuant to purchase money obligations, when such agreements, arrangements or indebtedness (save as to those Loan Agreements contemplated in this Agreement) which:

                  (i)      are not in the ordinary course of the Business; or

                  (ii) exceed in any one year an aggregate amount of the equivalent in local currencies of seventy five thousand Euros (Euro 75,000);

         (i) the Company or a Subsidiary granting any loans to officers other than reasonable expense advances;

         (j) the Company or a Subsidiary extending guarantees or endorsements with respect to third party obligations other than in the ordinary course of the Business;

         (k)      the Company or a Subsidiary entering into:

                  (i)      any contract with a Shareholder or an Affiliate; or

                  (ii) any amendment modification or termination of any such contract to the extent any such contract is not required to be approved by the Shareholders or the Company pursuant to this Agreement, any law or the Laws;

         (l) the Company or a Subsidiary purchasing, selling or granting mortgages or any rights in real property or constructing buildings or other facilities which are not included in the Budget Plan or other budget contemplated under Clause 9 and which are not in the ordinary course of the Business;

         (m) granting any security, interest in, lien on, or pledge of, any personal property of the Company or a Subsidiary except in the case of the granting of the Further Loan by a Shareholder to a Subsidiary in accordance with Clause 3.6.4 above;

         (n) unless approved in the Budget Plan or any current budget or budget of a previous year a change in accounting policy (unless required by the relevant laws in the Territory), adoption or amendment of pension, group compensation, profit sharing or other incentive or employee benefit plans by the Company or a Subsidiary;

         (o) unless approved in the budget or any budget of a previous year, during any one (1) year period, entering into any contract or lease which commits the Company or a Subsidiary for more than two (2) years or to an aggregate expenditure of more than the equivalent in local currencies of one hundred and seventy thousand Euros (Euro 170,000);

         (p) unless approved in the budget by the Company or a Subsidiary entering into any employment contract which provides for an annual salary in excess of the equivalent in local currencies of one hundred and seventy thousand Euros (Euro 170,000);

         (q) any proposed business arrangement by the Company or a Subsidiary with any Affiliate which has cost implications in one transaction in excess of the equivalent in local currencies of fifteen thousand Euros (Euro 15,000) other than arrangements made pursuant to the Service Agreements or other prior approved arrangements;

         (r) a proposed material change in the Company's or Subsidiary's stated purposes or the Business and any other changes in the Articles of Association or the appropriate articles of association of a Subsidiary;

         (s) the approval of the annual accounts of the Company or a Subsidiary;

         (t)      the distribution of dividends of the Company or a Subsidiary;

         (u) the issuance of any security or debt instrument of the Company or a Subsidiary save as contemplated by the Loan Agreements;

         (v) any change in the capital structure of the Company or a Subsidiary;

         (w) the increase or reduction of the Primary Capital of the Company;

         (x) the Company or a Subsidiary seeking relief under any bankruptcy, insolvency or similar statutes within the Territory; or

         (y) the Company deciding to incorporate a Subsidiary within the Territory to engage in the Business.

         Fundamental Issues shall be resolved by the Shareholders in accordance with Clause 4.4 below (the `Deadlock Provisions').

4.2      Key Issues

         The following issues (referred to as the "Key Issues or individually as a "Key Issue") shall be an issue as set forth below:

                  (a) selection or discharge of the Company Managing Director or a Subsidiary Managing Director; or

                  (b)      approval of the budget of the Company or a Subsidiary
                           ; or

                  (c) profit distributions of the Company or a Subsidiary as provided in this Agreement.

         Key Issues shall be decided upon as set forth in Clause 4.3 below, failing which reference shall be made to the Deadlock Provisions set forth at Clause 4.4.

4.3      Resolution of Key Issues Prior to the Deadlock Provisions;

4.3.1 Selection or discharge of the Company Managing Director or Subsidiary Managing Director

         The first Subsidiary Managing Director shall be proposed by Claritas after consultation with Abacus. After Claritas submits it's selection to Abacus, Abacus shall have ten (10) days to approve or disapprove the selection. Should Abacus disapprove of the selection it shall communicate its reasons orally or in writing to Claritas and thereafter the Shareholders shall make a good faith effort to resolve the dispute. If after forty-five (45) days from the date of Abacus' submission to Claritas, there is still no agreement between the Shareholders, the matter shall be submitted to the chief executive officers of the Shareholders. The chief executive officers shall have ten (10) days from the date of submission to attempt a resolution. If after such ten
         (10) days the issue has not been resolved then Claritas' selection shall prevail. The same procedure shall be followed for the selection of the subsequent Subsidiary Managing Director upon the resignation or dismissal of the first Subsidiary Managing Director, it being understood that Abacus may then select an individual and Abacus' selection will prevail (subject to notifying Claritas).

         For any subsequent selection of a Subsidiary Managing Director or a Company Managing Director the same procedure shall be followed, it being understood that each Shareholder on a rotating basis has the right to select the Subsidiary Managing Director.

4.3.2    Approval of the Budget of a Subsidiary

         If, after thirty (30) days from the submission to the Company Board by the Subsidiary Managing Director of a proposed budget for the ensuing year, the Company Board has not agreed to a final budget, then the budget for such ensuing year shall be the prior year's budget for that Subsidiary plus the average rate of inflation in the country in which it operates within the Territory for the prior year plus five per centum (5.00%) for the prior year's budget (hereinafter referred to as the "Budget Formula"). If the budget for three (3) successive years has resulted each year in resort to the Budget Formula and the Shareholders again cannot agree on the budget for the ensuing year, a Shareholder may revert to the Deadlock Provisions.

4.3.3    Profit Distributions

         If for any year the Company or a Subsidiary has earned a profit and the Shareholder or the Company cannot agree on an amount to be retained for working capital and/or for capital investment from the distributions provided for in Clause 10 below then any Shareholder shall have the right to require in any year (but not the same Shareholder in a successive year) the retention of a reasonable amount to be withheld from distributable profit for working capital and any capital investment approved by the Shareholders in the budget for the ensuing year. Any Shareholder making such a demand shall not have the right to do so in the next successive year. Notwithstanding anything to the contrary contained herein or elsewhere in this Agreement, the Company shall make a mandatory distribution to each of Abacus and Claritas in an amount equal to any tax that is payable by Abacus or Abacus US or Claritas by virtue of the Company's or the Subsidiaries operations PROVIDED THAT such mandatory dividend shall not be payable if payment of the same would contravene any local law or the Laws or if there is a Further Loan outstanding in respect of which repayment to a Shareholder, other than the Shareholder to whom the mandatory dividend would be payable, is in arrears.

4.4      Deadlock Provisions

4.4.1 In the event the Company Board cannot agree with respect to a Key Issue or a Fundamental Issue the matter shall be resolved as follows:

         a. The Company Board shall set the Key Issue or the Fundamental Issue aside for a period of forty-five (45) days. During that period, the Representatives of the Company Board shall consider in good faith ways of alleviating or avoiding the Deadlock.

         b. At the end of the said period, the Company Board shall again meet to discuss the suggestions for alleviating and/or avoiding the Deadlock. If no such resolution is achieved, the Key Issue or the Fundamental Issue shall be referred to the chief executive officers of the Shareholders for resolution by such chief executive officers. If the matter has not been resolved by such chief executive officers in writing at the close of business on the forty-fifth (45th) day of such referral (unless the chief executive officers agree to extend such period), a Deadlock shall be deemed to have occurred in relation to the Key Issue or Fundamental Issue which Deadlock shall be notified in writing to each Shareholder within five
                  (5) Business Days from declaration of the Deadlock.

4.4.2 In the event a Deadlock occurs, and neither Shareholder is willing to sell or otherwise dispose of its interest in the Company to the other Shareholder within forty-five (45) days after the notice of the occurrence of the Deadlock, nor is willing to accept the interest of the other Shareholder within such time frame, then the Shareholders shall jointly select a qualified international financial institution (the "Agent") for the purposes of disposal of the Company. If the Shareholders cannot agree within thirty (30) days after the declaration of the Deadlock on such appointment of an Agent then each Shareholder shall select an agent who shall jointly select a third agent to act as the Agent for the purposes of disposal of the Company. If disposal of the Company cannot be completed to the point of signature of a sale and purchase agreement relating to the Company within one (1) year from the date of the notification of the Deadlock or a Shareholder has failed to consent to the proposed purchaser (such consent not to be unreasonably withheld or delayed), the Company shall be liquidated in accordance with the provisions of its applicable law and the proceeds of such liquidation distributed equally to each Shareholder after repayment of all debts due and by the Company and in particular the Further Loan referred to in Clause 3.6.4 above, and further subject to proprietary rights belonging to either Shareholder and in particular the Claritas Proprietary Products and the Abacus Proprietary Products.

         Pending resolution of the disposal of the Company the Company Managing Director shall operate the Company and a Subsidiary Managing Director shall operate a Subsidiary in accordance with past and best practices and shall not implement any material proposal or change.

4.4.3    Meeting of the Shareholders

         Resolutions of the Shareholders shall require the affirmative vote of sixty per centum (60.00%) of the issued share capital of the Company or a Subsidiary. A vote may be given in person or by proxy and shall be confirmed to the other Shareholder in writing within five (5) Business Days of the vote.

4.5      Service Agreements

         Upon receipt of a written request of a Subsidiary Managing Director to a Shareholder the Shareholder shall use all reasonable endeavours to enter into or shall use all reasonable endeavours to ensure that an Affiliate shall enter into a Service Agreement in the form or substantially in the form of Appendix 3 (in the case of Claritas) and Appendix 4 (in the case of Abacus).

5.       REPRESENTATIONS AND WARRANTIES OF CLARITAS

         Claritas represents and warrants to Abacus that:

5.1      Existence and Power

         It is a company, duly incorporated and existing under the Laws and has the power to carry on its business as now being conducted and has full power and authority to execute, deliver and perform this Agreement and each ancillary document to which it is a party and perform and observe the terms and provisions hereof and thereof.

5.2      Necessary Action

         It has taken all actions necessary for the authorisation, execution, delivery and performance of this Agreement and each ancillary document to which it is a party and its officers executing this Agreement and each ancillary document to which it is a party are duly and properly in office and fully authorised to execute the same.

5.3      Consents

         No consent, permission, authorisation, recording, filing or registration with, or notice of any governmental agency or authority are necessary in connection with the execution and delivery of this Agreement and each ancillary document to which it is a party.

5.4      No conflicts

         The execution and delivery of this Agreement and the consummation of the transactions contemplated (in particular the Business) will not violate any existing provisions of any order, writ, judgement, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to it or conflict with or result in breach of any of the terms, conditions, or provisions of the certificate of incorporation, articles of association or other of its organisational documents or any material agreement to which it is a party, or by which any of its properties are bound, or constitute an event which might permit an early termination of any such agreement.

5.5      Data Protection Legislation and European Community Laws

         The Company and the Subsidiaries shall observe all appropriate national and European Community data protection legislation at all times and Claritas shall ensure that any services provided by Claritas, its employees and agents as set out in the Service Agreements shall comply with applicable data protection legislation as at the time of the provision of the services.

6.       REPRESENTATIONS AND WARRANTIES OF ABACUS

         Abacus represents and warrants to Claritas that:

6.1      Existence and Power Existence and Power

         It is a company, duly incorporated and existing under the laws of the state of Delaware in the United States of America and has the power to carry on its business as now being conducted and has full power and authority to execute, deliver and perform this Agreement and each ancillary document to which it is a party and perform and observe the terms and provisions hereof and thereof.

6.2      Necessary Action

         It has taken all actions necessary for the authorisation, execution, delivery and performance of this Agreement and each ancillary document to which it is a party and its officers executing this Agreement are duly and properly in office and fully authorised to execute the same.

6.3      Consents

         No consent, permission, authorisation, recording, filing or registration with, or notice of any governmental agency or authority are necessary in connection with the execution and delivery of this Agreement and each ancillary document to which it is a party.

6.4      No conflicts

         The execution and delivery of this Agreement and each ancillary document to which it is a party and the consummation of the transactions contemplated in particular the Business will not violate any existing provisions of any order, writ, judgement, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to it or conflict with or result in breach of any of the terms, conditions or provisions of the certificate of incorporation, articles of association or other of its organisational documents or any material agreement to which it is a party, or by which any of its properties are bound, or constitute an event which might permit an early termination of any such agreement.

6.5      Data Protection Legislation and European Community Laws

         The Company and the Subsidiaries shall observe all appropriate national and European Community data protection legislation at all times and shall use all reasonable endeavours to inform Abacus of its and its affiliates obligations thereunder with respect to services provided by it hereunder and subject to the foregoing Abacus shall use all reasonable efforts to ensure that any services provided by Abacus, its employees and agents as set out in the Service Agreements shall as at the time of the provision of the services comply with applicable data protection legislation and as specifically explained and described to it in writing by the Company and the Subsidiaries in accordance with such legislation. Notwithstanding the foregoing, Abacus shall not be required to incur any additional costs or expenses in order to comply with such data protection legislation without the prior mutual agreement of the Shareholders as to who shall bear responsibility for any such costs and expenses.

7.       INDEMNITY

7.1 The Company shall indemnify and hold harmless each Representative, the Subsidiary Board directors, the Company Managing Director, the Company Chairman and the Subsidiary Managing Director (individually, in each case an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities joint or several), expenses of any nature (including reasonable legal fees and disbursements), judgements, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or otherwise in which the Indemnitee may be involved or threatened to be involved, as a party otherwise, arising out of or incidental to the Business of the Company, regardless of whether the Indemnitee continues to hold such office PROVIDED THAT this provision shall not eliminate or limit the liability of any Indemnitee:

         (a) for any breach of the Indemnitee's duty of loyalty to the Company or its Subsidiaries;

         (b) for acts or omissions which involve gross or wilful misconduct, fraud or fraudulent misrepresentation; or

         (c) for any transaction from which the Indemnitee received any improper personal benefit.

7.2 The indemnity provided above shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Company Board or a Subsidiary Board, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as an officer thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee;

7.3 The Company may purchase and maintain professional indemnity insurance on behalf of the Business of the Company and its Subsidiaries against any liability that may be asserted against or expense that may be incurred by such persons in connection with the offering of interests in the company or the Business of the Company.

7.4 An Indemnitee shall not be denied indemnity in whole or part under this Clause 7 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnity applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.

8.       COMPETITION

8.1 The Shareholders on behalf of themselves and each of their Affiliates covenant and undertake that (subject to the provisions mentioned hereinafter) during the term of this Agreement and for a period of two
         (2) years from the date of termination thereof neither of them or their Affiliates shall:

         (a) carry out the Business in the Territory other than through the Company or a Subsidiary; or

         (b) assist a third party (whether at arms-length or otherwise) to carry out the Business in the Territory other than through the Company or a Subsidiary (including, without limitation, the provision of the Claritas proprietary Data or the Abacus Proprietary Data to such third party); or

         (c) have an interest in any business directly or indirectly in competition with the Business other than through the Company or a Subsidiary.

         Nothing herein shall be construed to prevent Claritas and its Affiliates from carrying out their existing activities which include (but are not limited to) activities with respect to individual transactional databases, co-operative transactional databases based on data from retailers who do not publish mail order catalogues, bureau activities, list rental, profiling and development and sale of micro marketing products in the Territory and/or as otherwise carried on by Claritas and its Affiliates as at the Effective Date (as the same may change, modify and develop from time to time) nor from having an interest in any venture which carries out any of these aforesaid activities (hereinafter referred to as "Excluded Activities").

8.2.1 Without prejudice to the foregoing Clause 8.1, if a Shareholder or Affiliate thereof (hereinafter referred to as the "Offeror") intends to acquire any interest in any business which consists of more than thirty per centum (30.00%) (of the total revenues of the business intended to be acquired), of a competitive activity (as defined hereinafter and for the purposes of this Sub-Clause to be referred to as the "Competitive Activity") the Offeror shall inform the other Shareholder in writing as soon as possible and in any event prior to its intended acquisition and shall offer the Company (or its Subsidiary), as the Shareholder may elect) (hereinafter referred to as the "Offeree") an option to purchase the Competitive Activity. The Offeror shall not be entitled to vote in such a decision regarding the option to purchase the Competitive Activity. In such event the acquisition price for the Competitive Activity shall be that percentage of the purchase price for the business fairly attributable to the Competitive Activity in the opinion of the auditors of the Offeree. The offer made by the Offeror shall be submitted by registered letter to the Offeree, which letter shall include full and sufficient financial statements relating to the business to be acquired including a business plan prepared by the Offeror for the business to be acquired, and full and sufficient disclosures of all relevant documents with respect to the intended acquisition.

8.2.2 The Offeree must respond to the Offeror's notification given under Clause 8.3.1 above within thirty (30) days of the Offeree's receipt of the registered letter containing the offer. If the Offeree's response is to exercise the option to purchase from the Offeror the Offeror and Offeree use all reasonable endeavours to complete the purchase reflected in the option within sixty (60) days. If the Offeree:

         (a) does not respond to the offer within the said thirty (30) day period; or

         (b) responds to the Offeror in writing within thirty (30) days of receipt of the notice from the Offeror that it does not want to participate in the purchase,

         the Offeror shall be entitled to proceed with the acquisition even though it may be a Competitive Activity.

         The Offeror shall abstain from taking any decision of the Company as Shareholder in the Company contrary to any decision taken by the other party with respect to the offer made by the Offeror. The Offeror as Shareholder of the Company shall fully co-operate with the other Shareholders and the Offeree to implement and effectuate the decision taken by the other party with respect to the offer made by the Offeror.

8.2.3 A Competitive Activity for the purposes of this Clause 8.3 is defined to mean any activity which might compete with the Business but shall exclude the "Excluded Activities".

8.3      The Shareholders hereby acknowledge and agree:

                  (a)      that each of the covenants contained in this Clause
                           8. constitute an entirely separate and independent covenant; and

                  (b) that the extent and application of each of the restrictions are no greater than as necessary for the protection of the interests of the Business.

8.4 Whilst the restrictions contained in this Clause 8. are considered by the Shareholders to be reasonable in all the circumstances as at the date of this Agreement it is acknowledged that restrictions of this nature may be invalid because of changing circumstances or other unforeseen reasons and accordingly it is hereby agreed and declared that if any one or more of those restrictions is judged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of each of the Shareholders but would be valid if part of the wording of the restriction was deleted or the range of activities covered by it was reduced in scope then each restriction(s) shall apply with such modification(s) as may be necessary to make it valid and effective and any such modification shall not thereby affect the validity of any other such restriction contained in this Clause 8.

8.5 During the term of this Agreement, a Shareholder shall not (without the prior written approval of the other Shareholder) permit the Company or any of the Subsidiaries to contract within the Territory all or any part of the Transactional Database to the following direct competitors of the Shareholders:

         a.       Experian and its Affiliates;

         b.       Compudata and its Affiliates; or

         c. Axciom and its Affiliates or any other individual or entity in a business competitive with Abacus in the United States of America.

8.6 During the term of this Agreement, Claritas undertakes not to purchase any of the shares of Common Stock (or equivalent thereto) of Abacus
         (US) issued on the NASDAQ National Market System or otherwise. If, however, a third party which undertakes an activity which is competitive with that of the Business or of Abacus US purchases more than five per centum (5.00%) of the shares of Common Stock (or their equivalent) in Abacus US, (which shall be notified through the delivery of a "Form 13D" or any public announcement from Abacus (US), whichever comes first) then Claritas shall be released from this undertaking and shall be free to purchase any share (or equivalent thereto) in Abacus.

8.7 Abacus warrants that it shall not sell, dispose or otherwise licence the Abacus Proprietary Products to a third party throughout the Territory except as otherwise contemplated in this Agreement.

9.       FINANCIAL AND ACCOUNTING MATTERS

9.1      Accounting periods and books of accounts

         9.1.1 The Company and each Subsidiary shall keep true and accurate books of account, (separate from those for any third party) and financial and related records in accordance with generally accepted accounting principles applied on a consistent basis and in conformity with any mandatory requirements of the respective laws governing the principal place of business or the place of incorporation of a Subsidiary or the Company. If requested by Abacus such books of account shall also be maintained (for the convenience and at the cost of Abacus) in accordance with generally accepted accounting principles in the United States of America (hereinafter referred to as "US GAAP"). If requested by Claritas such books of account shall also be maintained (for the convenience and at the cost of Claritas) in accordance with the generally accepted accounting principles under the Laws (hereinafter referred to as "NL GAAP").

         9.1.2 The fiscal year of the Company and each Subsidiary shall run from 1 January to 31 December. The first fiscal period for the Company and each Subsidiary shall end 31 December 1998. The books of account of the Company and each Subsidiary shall be closed on an annual basis at the end of each fiscal year and financial statements shall be drawn annually as of 31 December and audited by a recognised firm of international standing.

         9.1.3 Within thirty (30) days after the end of each calendar month of operations, the Company and any Subsidiary shall prepare and submit to each Shareholder (or its designee) financial information indicating revenues and expenses and cash in bank for each month and such other financial information as the Shareholders shall reasonably request.

         9.1.4 Within thirty (30) days after the end of each quarter of operations, the Company and any Subsidiary shall prepare and submit to each Shareholder (or its designee) an unaudited statement of profits and losses resulting from the Business of the Company and each Subsidiary for each such quarter. The said unaudited statements of profits and losses shall be prepared in accordance with US GAAP if so requested by Abacus and with NL GAAP if so requested by Claritas.

         9.1.5 Each Shareholder or its duly authorised representative shall at its own cost and expense have access during regular business hours upon three (3) Business Day's notice to the Company Managing Director or the Subsidiary Managing Director (as the case may be) to all books and records (including but not limited to work papers) of the Company or a Subsidiary containing information (statistical, financial or otherwise) relating to the Business of the Company or a Subsidiary and shall have the right, at its own expense, to make copies thereof provided THAT any such information disclosed to or obtained by any Shareholder or its duly authorised representative will be treated as confidential and used solely for the purposes stated in this Agreement.

9.2      Audit

         Within one (1) month after the close of each fiscal year, the Company shall cause the auditors of the Company and each Subsidiary respectively to prepare and submit to each Shareholder an audited statement of profit and loss from operations, an audited balance sheet and a source and application of funds or equivalent thereto under the relevant jurisdiction prepared in accordance with acceptable accounting principles, and for the convenience of Abacus with US GAAP if so requested by Abacus and for the convenience of Claritas with NL GAAP if so requested by Claritas.

9.3      Deposits and Investments

         The funds of the Company or a Subsidiary shall be deposited in accounts opened in the name of the Company or a Subsidiary in banks or banking institutions designated by the Shareholders in such manner as shall be authorised jointly by them.

10.      DIVIDENDS AND DISTRIBUTION OF PROFITS

10.1     Principles of Distribution

         Unless otherwise agreed by the Shareholders, and subject to Clause
         4.3.3 hereof, the annual profit of the Company shall be distributed in equal amounts to each Shareholder less that amount as they shall agree must be retained for working capital purposes or if they cannot agree then less the amount provided for in Clause 4.3.3.

         The annual profit of any Subsidiary shall be distributed to the Company less that amount as the Shareholders shall agree must be retained for working capital purposes or, if they cannot agree, then less the amount provided for in Clause 4.3.3. No distribution of profits shall take place so long as any Further Loan granted by one Shareholder (or its Affiliate) to any Subsidiary is outstanding.

10.2     Payments of Dividends

         All payments to be made by the Company to each Shareholder (or his designee) shall initially be made in Guilders and transferred by telegraphic transfer to such account as each Shareholder shall designate in writing without any deduction therefrom which may be required to be withheld under the Laws provided that the Company obtains and sends to each Shareholder (or their designee) as soon as practicable all original governmental tax receipts indicating who is the payer of such taxes. Any blocked monies shall be deposited in trust for a Shareholder who was to receive such payments in a commercial bank in the Netherlands designated by each Shareholder subject to such governmental rule, regulation or order.

11.      RIGHTS OF TRANSFER OF AN INTEREST IN THE COMPANY

11.1     General Rule on Transfers

         Except as provided in this Agreement no Shareholder shall sell, assign, pledge or in any manner transfer or encumber any interest in the Company without first complying with Sub-Clause 11.2 below.

11.2     Transfers

         Transfer during the Restricted Period

         11.2.1 During the five (5) year period commencing on the Effective Date and ending five years thereafter (hereinafter referred to as the `Restricted Period') any Shareholder may only offer all or part of its interest in the Company for sale only to the other Shareholder.

         11.2.2 Any Shareholder so offering its interest in the Company for sale shall notify the other Shareholder in writing and, for a period of thirty (30) days after having given such notice, the Shareholder (the "Selling Shareholder") shall negotiate in good faith with respect to the sale of that Shareholder's interest in the Company to the remaining Shareholder (the "Remaining Shareholder").

         Transfer after the Restricted Period

         11.2.3 After the Restricted Period the Selling Shareholder shall have the right to offer all or part of its interest to a third party bona fide purchaser provided THAT upon the Selling Shareholder receiving a bona fide third party offer the Selling Shareholder shall notify the Remaining Shareholder of the terms of such offer and the Remaining Shareholder shall have a thirty (30) day period to decide whether or not it or an Affiliate shall acquire the Selling Shareholder's interest on terms which are, in all material respects, identical to the terms of the bona fide third party offer. In the event the other Shareholder determines not to buy the Selling Shareholder's interest, the latter may sell such interest to the bona fide third party within thirty (30) days making such offer on the same terms as set forth in the notice of such offer to the Remaining Shareholder.

         11.2.4 The Selling Shareholder may not sell its interest in the Company to such bona fide third party unless said bona fide third party shall have agreed to be bound by the terms and conditions of the Articles of Association of the Company and of this Agreement, assumes all the obligations of the selling Shareholder and shall be in good financial standing and reputation to effect the Business hereby contemplated.

         11.2.5 In the case of such a transfer or sale of the shares of the Company to a bona fide third party, both Shareholders shall use all reasonable endeavours to co-operate with the transfer of the shares of the Company to said third party (including the continuance by the Shareholders where required by the new shareholder(s) of any obligations under the terms of the Service Agreements for a further minimum period of 12 months) and shall do all such acts and execute all such agreements necessary to complete the transaction. Any existing agreements by way of Alliance Agreements and Alliance Terms and Conditions shall remain in full force and effect until termination in accordance with the provisions thereof.

11.3     Permitted Transfers to an Affiliate

         All or part of the interest of a Shareholder in the Company may be assigned or transferred, directly or indirectly, without compliance with Sub Clause 11.2 above or 11.4 below to an Affiliate of a Shareholder PROVIDED THAT:

         (a) any such Affiliate assignee shall assume the liabilities and obligations of the assignor in connection with this Agreement and the Company and shall take such further and reasonable steps in connection therewith as may be requested by any Shareholder; and

         (b) the ultimate corporate parent of such Affiliate assignee shall give a guarantee as to the performance of its obligations under this Agreement.

11.4     Meaning of the sale, transfer or assignment of an interest

         As used in this Clause 11, all references to the sale, transfer or assignment of an interest in the Company means:

         (a) the sale of the Selling Shareholder's interest in the Company; together with

         (b) the transfer of all of the Selling Shareholder's rights and obligations under any of the Selling Shareholder's loans made to the Company.

11.5 The Selling Shareholder will only ask for the approval of the Remaining Shareholder for a transfer of all or part of its interest as referred to in the articles of association of the Company if it complies with this Clause 11. The Remaining Shareholder will grant such approval and shall do all such acts and execute all such agreements necessary in that respect if the Selling Shareholder complies with this Clause. If the Selling Shareholder does not comply with this Clause, the Remaining Shareholder is allowed to designate itself as prospective purchaser as referred to in the articles of association of the Company.

12.    TERMINATION RIGHTS

12.1 Subject to Clause 12.2.3, this Agreement shall terminate upon the mutual written agreement of the Shareholders or upon the occurrence of any of the following events:

         (a) if either Shareholder (either through itself or through an Affiliate) acquires the entire interest of the other Shareholder in the Company; or

         (b) either Shareholder decides to terminate this Agreement, by notice in writing to the other, upon the occurrence of any of the following events:

                  (i) the other Shareholder materially breaches any of its obligations of either this Agreement or any Appendix attached hereto and after a period of thirty (30) days the material breach has not been remedied or rectified or the material breach is incapable of remedy; or

                  (ii) any order is made by a competent court for the winding up or dissolution or for the appointment of a liquidator, receiver, trustee or similar officer of the other Shareholder; or

                  (iii) a Shareholder ceases to carry on its principal business carried on by it as at the Effective Date; or

                  (iv) a Shareholder undergoes a Change of Control. For the purposes of this Sub-Clause a 'Change of Control' shall mean the purchase or other acquisition by a person or entity, together with its affiliates, of at least twenty four per centum (24.00%) of the shares of common stock or other equity interest having voting powers of such Shareholder. In such instance, the Company shall be available for disposal to the other Shareholder in accordance with Clause 11.

12.2     Effects of Termination

         12.2.1 If a Shareholder gives notice to terminate this Agreement in accordance with Sub-Clause 12.1 (b) (i), (ii), (iii) or (iv) as a result of conduct by the other Shareholder, that notifying Shareholder (without prejudice to any other right to claim for damages that said Shareholder may have) may elect to purchase the interest of the defaulting Shareholder in the Company within thirty (30) days of such notice to terminate this Agreement. If the notifying Shareholder elects to purchase such interest the purchase price shall be equal to the fair market value of the Company as such value is determined by the auditors retained by both Shareholders in accordance with the principles of valuation (hereinafter referred to as the "Principles of Valuation") set out in Clause 12.2.2 below. If both Shareholders cannot agree on such auditors then they shall each select an auditor not being an auditor of the Company, or a Subsidiary or either Shareholder, to determine at each Shareholder's cost and expense the fair market value of the Company taking into account the determination made by both original auditors.

         12.2.2 For the purposes of this Clause 12.2 the Principles of Valuation shall be as follows:

                  (a) valuing the net assets of the Company (including goodwill) and all other intangible assets on an arm's length basis as between a willing vendor and a willing purchaser;

                  (b) the Company shall continue the Business as a going concern with its assets and profits being valued accordingly;

                  (c) provisions and adjustments for bad and doubtful debts and otherwise as the auditors may consider appropriate but excluding any allowance or provision for deferred taxation;

                  (d) the application on a consistent basis in all other respects of generally accepted accounting principles;

                  (e) references to the Company as used in Sub-Clauses (a) through (d) above shall mean the underlying value of any unpaid principal amount of loans made by the Shareholders to the Company and any remaining interest thereon;

                  (f) any Service Agreements and/or Alliance Agreements or Alliance Terms and Conditions continuing for the period specified in such agreement after the termination of this Agreement and any license arrangements detailed in this Agreement between the Subsidiary, a Shareholder (or Affiliate) and the Company including, for the avoidance of doubt, the Abacus Licence.

                  (g) the class C 5% preference shares shall have no value in determining the purchase price.

         12.2.3 The provisions of Clauses 7, 8, 12.4, 14 and 15 will survive the termination of this Agreement.

12.3     Dissolution of the Company

         In the event that this Agreement is terminated in accordance with Clause 12.1 above and a Shareholder has not exercised its acquisition rights pursuant to Clause 12.2, either Shareholder shall have the right to require the dissolution of the Company, in which event, the Shareholders shall procure and cause the dissolution of the Company and:

         (a) any outstanding liabilities to third parties shall be satisfied from the assets of the Company after payment of the Final Loans;

         (b) any surplus remaining such as, but not limited to, cash or assets convertible to cash) shall be divided pro rata amongst the Shareholders in accordance with their percentage interests in the Company, provided that if a buyer acceptable to the Shareholders agrees to purchase the Company at a price agreeable to them, and such payment is due no later than one hundred and eighty (180) days after the Shareholders have agreed to discontinue the Business and dissolve the Company, then the proceeds from such purchase shall be divided pro-rata to their shareholding in the Company.

12.4 The Shareholders agree that in case of a liquidation or dissolution of the Company pursuant to this Clause 12 and/or Clause 4.4.2 the Shareholders shall not within the Territory start or engage in the Business or a Competitive Activity for a period of twenty four (24) months from the date of cessation or liquidation of the Company's and Subsidiaries activities and Business or use the proprietary products of the other Shareholder at any time. In the event of a breach by one Party of the provisions of this Clause 12.4, the non-breaching Party shall in addition to any other remedy available to it at law or in equity have the right to seek specific performance, injunctive relief and other equitable remedies in order to prevent a breach hereof. The breaching Party agrees that such relief is necessary to protect the rights of the non-breaching Party and agrees that the non-breaching Party need not post a bond in order to obtain any such relief.

13.      NOTICES

13.1 Any notice under this Agreement shall be in writing and signed by or on behalf of the Shareholders and may be served by leaving it or sending it by facsimile, prepaid recorded delivery or registered post to the address and for the attention of the relevant party set out below (or as otherwise notified from time to time hereunder). Any notice so served by facsimile or post shall be deemed to have been received:

         13.1.1   in the case of facsimile, the next Business Day;

         13.1.2 in the case of recorded delivery or registered post, forty-eight (48) hours from the date of posting.

13.2 the addresses of the Shareholders for the purpose of this Agreement are as follows:

         (a)      For Claritas:
                  Peter Tordoir
                  Address for Claritas aforementioned
                  E-mail/telephone/facsimile

         (b)      For Abacus
                  Carlos E Sala
                  Address for Abacus aforementioned
                  E-mail/telephone/facsimile

14.      MISCELLANEOUS

14.1     Entire Agreement

         This Agreement (together with the Recital, the Appendices, the Schedules and the Associated Agreements) represents the entire agreement of the Shareholders.

14.2     Fees and expenses

         Each Shareholder shall bear all the expenses, costs and fees incurred by it in connection with the preparation and execution of this Agreement.

14.3     Governing Law

         This Agreement and the rights and obligations of the Shareholders shall be exclusively governed by and interpreted in accordance with the Laws and the Shareholders submit to the exclusive jurisdiction of the Dutch Courts unless otherwise specially provided for herein.

14.4     Amendment

         This Agreement may be amended at any time, in whole or in part, by the written agreement of the Shareholders.

14.5     Severability

         If any provision of this Agreement is found (by a court of competent jurisdiction) to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect PROVIDED THAT the Shareholders shall, in such event, meet to negotiate in good faith and seek to agree a mutually satisfactory valid and enforceable provision to be substituted for the provision so found to be void or unenforceable.

14.6     Further Assurances

         The Shareholders shall do all further things and execute all further documents necessary to give full and complete effect to the provisions of this Agreement including, but not limited to, Shareholder Resolutions.

14.7     Announcements

         Neither Shareholder nor the Company, a Subsidiary or any Affiliate shall, without the prior written consent of the other Shareholder (such consent not to be unreasonably withheld or delayed) issue or make any public announcement or statement regarding this Agreement or any matter the subject of this Agreement, unless it is necessary for the Shareholder or such Affiliate to make such public announcement or statement in order to comply in the Territory or elsewhere with a statutory obligation, or with a competent government agency or other regulatory body, or a recognised stock exchange on which a Shareholder or such Affiliate has it shares listed or are on the unlisted securities market in which its shares are dealt in which event a copy of the same shall be furnished to the other shareholder as soon as practicable prior to publication.

15.      ARBITRATION

         Should any disagreement arise between the Shareholders under this Agreement which falls outside the scope of Clause 4. the Shareholders agree that the disputed matter shall be settled in accordance with the rules of the Netherlands Arbitration Institute ("NAI"), pursuant to the rules and regulations of the NAI. Each Shareholder to bear its own costs and expenses of such arbitration proceedings and the losing party to bear the costs of the arbitration panel. The Arbitral Tribunal shall be composed of three arbitrators. The place of arbitration shall be Amsterdam. The Arbitration procedure shall be conducted in the English language. If the Shareholders jointly submit an issue to be determined by the NAI, they shall share the costs of the arbitration panel.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of
the             day of                1999.



SIGNED for and on behalf of         )
ABACUS DIRECT                       )
CORPORATION                         )
by:                                 )


SIGNED for and on behalf of         )
VNU BUSINESS                        )
INFORMATION EUROPE B.V.             )
by:                                 )

                                   SCHEDULE 1

                                     PART 1

                            CLARITAS PROPRIETARY DATA



That proprietary data owned by the Affiliate of Claritas known as Claritas Group Limited, such proprietary data being

The Lifestyle Universe as more specifically described in the Claritas Services Agreement to include all updates and enhancements thereto .





                                     PART 2

                          The Transactional Database(s)

The formation of a transactional database from data supplied by End-Users (together with the use of the Claritas Proprietary Products and Abacus Proprietary Products) for a particular country or region within the Territory specific to the mail order industry and retail industry which specifically publishes mail order catalogues and applicable to a particular region or country within the Territory enhanced by various demographic, lifestyle and promotional responsive or purchase history data supplied and updated pursuant to the Alliance Agreements and the Service Agreements.

The Transactional Database(s) defined above will be used to:

(i) sell selected modelled names and addresses from a Transactional Database to End Users only for use in prospecting new clients for such End-Users, enhancing End-User in-house databases and purchased lists and for the provision of market tracking and analysis reports;

(ii) optimise and / or enhance lists or datasets that the End User may have obtained from non Abacus sources for the purpose of gaining mailing efficiencies;

(iii) derive segmentation datasets similar to the Claritas Proprietary Data or other proprietary products of Claritas such as "Prizm" (R)(TM) or "PSYCL(pound) (R)(TM) or Abacus US from a Transactional Database in order to compare and contrast groups of consumers by End Users or non-participating companies from market sectors other than the specific mail order and merchandise retail industries relevant to a region;

(iv) simultaneously compile the Transactional Database(s) for the business to business sector for the purposes envisaged in paragraphs (i) and
         (ii) above.

The Transactional Database shall never constitute the Claritas Proprietary Data or the Abacus Proprietary Data on its own. However, subject to the terms and conditions of this Agreement and at the sole discretion of the Shareholders Claritas (or its Affiliates) and Abacus (or its affiliates) may license Abacus or Claritas as appropriate to license all or part of the Claritas Proprietary Data or the Abacus Proprietary Data to potential licensed purchasers, on a basis and at costs to be agreed between the Shareholders.

                                   SCHEDULE 2

                                     PART 1

                              THE ABACUS TRADE MARK


----------------------------------------------------------------------------------------------------------------
                       MARK        NUMBER            CLASS                         GOODS
----------------------------------------------------------------------------------------------------------------
       ABACUS DIRECT               1536998             35       Business marketing Services relating to the
                                                                compilation, analysis and licensing of
                                                                consumer information, all included in Class
                                                                35.
----------------------------------------------------------------------------------------------------------------


                                     PART 2

                                THE TRADE MARK(s)

               Application for a Community Mark for Abacus Direct